THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER, OR THE PROVISIONS OF THIS WARRANT.


                                     WARRANT

                           To Purchase Common Stock of
                                  CONSECO, INC.
                               Warrant No. 2000-3
                    No. of Shares of Common Stock: 5,250,000

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                               EXERCISE OF WARRANT

2.1      Exercise.................................................................................................7
2.2      Exercise Notice; Delivery of Certificates................................................................7
2.3      Payment of Warrant Price; Net Issue Exercise.............................................................8
2.4      Payment of Taxes.........................................................................................9
2.5      Fractional Shares........................................................................................9

                                   ARTICLE III
                       TRANSFER, DIVISION AND COMBINATION

3.1      Transfer.................................................................................................9
3.2      Division and Combination.................................................................................9
3.3      Maintenance of Books....................................................................................10

                                   ARTICLE IV
                                   ADJUSTMENTS

4.1      Stock Dividends, Stock Splits, Subdivisions and Combinations............................................10
4.2      Dividends and Certain Other Distributions...............................................................10
4.3      Repurchase of Shares of Common Stock by Company.........................................................11
4.4      Issuance of Additional Shares of Common Stock...........................................................11
4.5      Issuance of Convertible Securities or Other Rights......................................................12
4.6      Other Provisions Applicable to Adjustments under Article IV.............................................12
4.7      Organic Change..........................................................................................13

                                    ARTICLE V
                           NOTICES TO WARRANT HOLDERS

5.1      Notice of Adjustments...................................................................................14
5.2      Notice of Corporate Action..............................................................................14


                                        i




                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                Page
                                                                                                                ----





                                   ARTICLE VI
                                  NO IMPAIRMENT

                                   ARTICLE VII
                  RESERVATION AND AUTHORIZATION OF COMMON STOCK

                                  ARTICLE VIII
              TAKING OF RECORD; STOCK AND WARRANT TRANSFER OF BOOKS

                                   ARTICLE IX
                     RESTRICTIONS ON TRANSFER; REGISTRATION

9.1      Restrictive Legends.....................................................................................16
9.2      Notice of Proposed Transfers............................................................................17
9.3      Termination of Restrictions.............................................................................17
9.4      Registration Statement..................................................................................17
9.5      Suspension Notice.......................................................................................19
9.6      Expenses................................................................................................19
9.7      Obtaining Stock Exchange Listings.......................................................................20

                                    ARTICLE X
                              SUPPLYING INFORMATION

                                   ARTICLE XI
                               LOSS OR MUTILATION

                                   ARTICLE XII
                 NO STOCKHOLDER RIGHTS; LIMITATION OF LIABILITY

                                  ARTICLE XIII
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

13.1     Corporate Organization and Authority....................................................................21
13.2     Corporate Power.........................................................................................21



                                       ii




                                TABLE OF CONTENTS
                                   (continued)
                                                                                                                Page
                                                                                                                ----






13.3     Authorization; Enforceability...........................................................................21
13.4     Valid Issuance of Warrant and Warrant Stock.............................................................21
13.5     No Conflict with Other Instruments......................................................................21
13.6     Capitalization..........................................................................................22
13.7     Governmental Consents...................................................................................22
13.8     Company SEC Reports.....................................................................................22

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1     Nonwaiver and Expenses..................................................................................23
14.2     Notices.................................................................................................23
14.3     Successors and Assigns..................................................................................24
14.4     Amendment...............................................................................................24
14.5     Severability............................................................................................24
14.6     Section and Other Headings..............................................................................24
14.7     Governing Law...........................................................................................24
14.8     Remedies................................................................................................24
14.9     Counterparts............................................................................................25



EXHIBITS
--------

EXHIBIT A     SUBSCRIPTION FORM

EXHIBIT B     ASSIGNMENT FORM


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER, OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of Common Stock: 5,250,000               Warrant No.  2000-3

                                     WARRANT

                           To Purchase Common Stock of

                                  CONSECO, INC.

             Westport Insurance Corporation, a Missouri insurance corporation, or its successors and registered assigns ("Holder"), in exchange for consideration the receipt and sufficiency of which are hereby acknowledged, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from Conseco, Inc., an Indiana corporation ("Company"), 5,250,000 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $5.75 per share (subject to adjustment as provided herein) (as so adjusted, the "Exercise Price") on the terms and conditions set forth herein.

                                    ARTICLE I

                                   DEFINITIONS

             The following terms have the meanings set forth below:

             "Additional Shares of Common Stock" means all shares of Common Stock issued by Company after the date of this Warrant other than Warrant Stock.

             "Aggregate Purchase Price" means the Weighted Average Purchase Price multiplied by the number of shares of Common Stock repurchased by Company in a manner giving rise to an adjustment of the Exercise Price pursuant to
Section 4.3.

             "Board" means the Board of Directors of Company.

             "Business Day" means any day that is not a Saturday, a Sunday or a day on which commercial banks in the State of Indiana are required or permitted by law or executive order to be closed.

             "Common Stock" means (except where the context otherwise indicates) the Common Stock, no par value, of Company as constituted on the date of this Warrant, and any capital stock into which such Common Stock may thereafter be reclassified or otherwise changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated), other than capital stock entitled to a liquidation preference and (ii) shares of capital stock of the successor or acquiring corporation received by or distributed to the holders of Common Stock of Company in the circumstances contemplated by Section 4.6.

             "Company" has the meaning set forth in the recitals.

             "Convertible Security" means any option, warrant or share of preferred stock of Company or any other security or instrument, including without limitation any debt security, in any case, which is convertible directly or indirectly into or exchangeable for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

             "Current Market Price" means, in respect of a share of Common Stock on any date of determination, either (a) if there shall then be a public market for the Common Stock, then the volume weighted average of the daily market prices over the twenty (20) consecutive trading days commencing thirty (30) days immediately before such date of determination, or (b) if there shall not then be a public market for the Common Stock, then the fair market value of the Common Stock as at such date. For purposes of clause (a), the "daily market price" for any trading day shall be: (i) the volume weighted average sale price of all sales of the Common Stock during the principal trading session on such day on the New York Stock Exchange or, if no sale occurred on the New York Stock Exchange on such day, on the national stock exchange that experienced the highest volume of trades in the Common Stock, or, if no sale was made on any such exchange on such day, on the National Market of the NASDAQ; (ii) if the Common Stock is not then listed or admitted to trading on any national stock exchange or National Market of NASDAQ, the average of the last reported closing bid and ask prices on such day in the over-the-counter market as furnished by the National Quotation Bureau, Incorporated (or similar organization or agency succeeding to its functions of reporting security prices); or (iii) if there is no such firm, the average of the last reported closing bid and ask prices on such day as furnished by any member of the NASD or the New York Stock Exchange selected by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD or New York Stock Exchange, one of which shall be selected by the Required Holders and one of which shall be selected by Company. For purposes of clause (b), "fair market value" shall be the price that would reflect the value of such shares in a sale by a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, without any premium or discount related to control or illiquidity, as agreed upon by Company and the Required Holders; provided, however, that if Company and the Required Holders cannot agree on such fair market value, then Company shall engage an investment banking firm of nationally recognized standing mutually acceptable to and selected by Company and the Required Holders within ten (10) days after the date of the event or notice giving rise to the need to determine fair market value to determine fair market value in accordance with the preceding provisions; provided, further, if Company and the Required Holders cannot agree on a mutually acceptable investment banking firm within such ten (10) day period, Company and the Required Holders shall, within such ten (10) day period, each choose one investment banking firm of recognized standing and the respective chosen firms shall, within five (5) days after the later of such firms is chosen, agree on another investment banking firm which shall be engaged to make the determination of the fair market value in accordance with the preceding provisions. The determination by the engaged firm shall be made as soon as practicable, but not later than thirty (30) days after the date such firm is engaged. The cost of the investment banking firm or firms selected shall be borne by Company.

             "Determination Date" has the meaning set forth in Section 4.3.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

             "Exercise Period" has the meaning set forth in Section 2.1.

             "Exercise Price" has the meaning set forth in the first paragraph of this Warrant.

             "Expiration Date" means June 28, 2005; provided that such date shall be extended by the total number of days during which a Suspension Notice has been outstanding throughout the Exercise Period.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Holder" has the meaning set forth in the first paragraph of this Warrant.

             "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.

             "NASDAQ" means the automated quotation system of the NASD.

             "Organic Change" means (a) any sale, lease, exchange or other transfer of all or substantially all of the property, assets or business of Company, (b) any liquidation, dissolution or winding up of Company, whether voluntary or involuntary, (c) any merger or consolidation to which Company is a party and pursuant to which either (i) the holders of the voting securities of Company immediately prior thereto own less than 60% of the outstanding voting securities of the surviving entity immediately following such transaction or
(ii) the holders of the voting securities of Company immediately prior thereto do not have the ability to elect a majority of the members of the board of directors (or Persons performing similar functions) of the surviving entity immediately following such transaction, or (d) any Person or group (as such term is used in Section 13(d) of the Exchange Act) of Persons, shall either (i) beneficially own (as defined in Rule 13d-3 under the Exchange Act) securities of Company representing 50% or more of the voting securities of Company then outstanding or (ii) have the ability to elect a majority of the members of the board of directors (or Persons performing similar functions) of the surviving entity. For purposes of the preceding sentence, "voting securities" shall mean securities, the holders of which are ordinarily entitled to elect the members of the board of directors (or Persons performing similar functions).

             "Outstanding" means, when used with reference to Common Stock, on any date, all issued shares of Common Stock on such date, except shares then owned or held by or for the account of Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

             "Permitted Distributions" means dividends or distributions paid in any fiscal year to Company shareholders in the ordinary course of business and having an aggregate fair value (determined as set forth in paragraphs (b) and (c) of the definition of "Weighted Average Purchase Price" in Article I) per share of not more than 20% of Company's Net Income (as reported in the Company's audited financial statements) for the immediately preceding fiscal year.

             "Permitted Issuances" means (a) the issuance by Company after June 21, 2000, of options or restricted stock to existing and future employees and directors of Company, and the subsequent exercise of any such options; provided that the aggregate number of shares of Common Stock so issued together with the number of shares of Common Stock subject to issuance upon exercise of options so granted shall at no time exceed 30,000,000 (such number and all other share numbers in this definition being appropriately adjusted from time to time for transactions of the type described in Section 4.1); and provided further that the issuance of any such restricted stock, or any such option with an exercise price that is lower than the "fair market value" of the Common Stock (as defined for purposes of ss.422 of the United States Internal Revenue Code as of the date of issuance), shall be a "Permitted Issuance" only to the extent that the total number of shares of Common Stock issued below such "fair market value" or covered by options with an exercise price below such "fair market value" at the time of issuance shall not exceed 18,200,000 (of which 13,200,000 shares are issuable to Gary Wendt); (b) the issuance of up to an aggregate of 79,808,413 shares of Common Stock upon conversion of Company's presently outstanding Convertible Securities in accordance with their terms as of June 21, 2000; (c) any issuance of Common Stock or Convertible Securities (i) in connection with a bona fide financing at a price (before deducting customary underwriters' discounts and commissions) that is not more than 1% below the closing price of the Common Stock on the New York Stock Exchange or other principal trading market on the day of pricing of the offering or (ii) in connection with an arms-length acquisition by Company of control over, or the business and assets of, another company and (d) the issuance by Company of up to 2,000,000 shares of Common Stock to Mr. Wendt at a price of not less than $6.00 per share.

             "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

             "Prospectus" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

             "Recommencement Date" has the meaning set forth in Section 9.2 hereof.

             "Registration Statement" means the Registration Statement of the Company, to be filed in accordance with the Registration Rights Agreement dated the date hereof within 15 days of the date hereof, relating to resales of the Warrant by Holder and the issuance of the Warrant Shares upon exercise of the Warrant, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein, or any other registration statement filed by Company for the purpose of registering the Warrant or the Warrant Stock.

             "Required Holders" means the holders of Warrants exercisable for in excess of 50% of the aggregate number of Warrant Stock then purchasable upon exercise of all Warrants.

             "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

             "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

             "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, and (b) any partnership, limited liability company or other entity in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

             "Suspension Notice" has the meaning set forth in Section 9.2.

             "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

             "Warrant" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

             "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (i) the Exercise Price as of the date of such exercise.

             "Warrant Stock" means the shares of Common Stock issued or issuable upon the exercise of this Warrant.

             "Weighted Average Purchase Price" means the volume-weighted average price paid by Company for all shares of Common Stock repurchased in any manner giving rise to an adjustment of the Exercise Price pursuant to Section 4.3. For purposes of the foregoing sentence, the "price paid" by Company for shares of Common Stock shall be: (a) in the event of cash, the amount of cash paid by Company for such Common Stock, including all expenses associated therewith; (b) in the event of securities or other property for which a public market exists, the volume weighted average of the daily trading price of such securities or other property over the twenty (20) consecutive trading days commencing thirty
(30) days immediately before the Date of Determination; or (c) in the event of securities or other property for which no public market exists, the fair asset value of such securities or other property as at the Date of Determination. For purposes of clause (b), the "daily trading price" for any trading day shall be:
(i) the volume weighted average sale price of all sales of such securities or other property during the principal trading session on such day on the principal market on which such securities or other property are then listed or admitted to trading; or (ii) if the information necessary to determine the volume weighted average sale price under clause (i) above is unavailable, then the average of the closing bid and ask prices on such day as furnished by any member of such market selected by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members, one of which shall be selected by the Required Holders and one of which shall be selected by Company. For purposes of clause (c), "fair asset value" shall be the price that would reflect the value of such securities or other property on a fully distributed basis (that is, as if such securities or other property were traded on a free and active market on an exchange or over the counter) in a sale by a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, without any premium or discount for any reason, including but not limited to any discount related to the offering of such securities or other property, any premium for control or any discount for illiquidity, as agreed upon by Company and the Required Holders; provided, however, that if Company and the Required Holders cannot agree on such fair asset value, then Company shall engage an investment banking firm or other appropriate professional valuation firm of nationally recognized standing mutually acceptable to and selected by Company and the Required Holders within ten (10) days after the date of the event or notice giving rise to the need to determine fair asset value to determine fair asset value in accordance with the preceding provisions; provided, further, if Company and the Required Holders cannot agree on a mutually acceptable valuation firm within such ten (10) day period, Company and the Required Holders shall, within such ten (10) day period, each choose one such firm of recognized standing and the respective chosen firms shall, within five (5) days after the later of such firms is chosen, agree on another valuation firm which shall be engaged to make the determination of the fair asset value in accordance with the preceding provisions. The determination by the engaged firm shall be made as soon as practicable, but not later than thirty
(30) days after the date such firm is engaged. The cost of the valuation firm or firms selected shall be borne by Company.

                                   ARTICLE II
                               EXERCISE OF WARRANT

         SECTION 2.1 Exercise.

           From and after the date of this Warrant and until 5:00 P.M., Central Standard time, on the Expiration Date, subject to extension pursuant to Section 2.2(e) (the "Exercise Period"), Holder may exercise this Warrant from time to time in whole or in part, on any Business Day, to purchase from Company up to a total of 5,250,000 shares of Common Stock (subject to adjustment as provided herein) at the Exercise Price.

         SECTION 2.2 Exercise Notice; Delivery of Certificates.

           (a) In order to exercise this Warrant, Holder shall deliver (which such delivery may, at Holder's option, be by facsimile) to Company at its principal office designated by Company in Section 14.2, a duly executed written notice of Holder's election to exercise this Warrant, specifying the number of shares of Warrant Stock to be purchased, in substantially the form attached hereto as Exhibit A (the "Subscription Notice").

           (b) Upon receipt of a Subscription Notice, Company shall, as promptly as practicable thereafter, and in any event within five (5) Business Days after receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), deliver to Holder a duly executed certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. Such stock certificate or certificates shall be in such denominations and registered in the name designated in the Subscription Notice.

           (c) In addition, as soon as practicable after the delivery of a Subscription Notice, but subject to the receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), Holder shall deliver in person, by certified mail or courier, to Company at the aforementioned address, (i) if Holder has elected pursuant to the applicable Subscription Notice to make payment of the Warrant Price pursuant to Section 2.3(a), such payment and (ii) this Warrant.

           (d) Upon the later of the date required for issuance of the applicable shares of Warrant Stock pursuant to Section 2.2(b) and the date on which any payment required pursuant to Section 2.2(c) is received, Holder or any other Person so designated in the applicable Subscription Notice shall be deemed to have become a holder of record of the applicable Warrant Stock for all purposes. If this Warrant shall have been exercised in part, Company shall deliver to Holder a new Warrant evidencing the rights of Holder to purchase the remaining shares of Warrant Stock issuable upon exercise of this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or appropriate notation may be made on this Warrant and the same returned to Holder.

           (e) If in connection with the exercise of a Warrant or acquisition of Warrant Stock by Holder, any regulatory approval shall be required, including expiration of any applicable waiting period, then, if the Warrant is exercised prior to such approval, the Expiration Date shall be extended while any such regulatory approval or waiting period is pending. Without limiting the foregoing, Company hereby acknowledges that the exercise of this Warrant by Holder may subject Company or Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If on or before the Expiration Date, Holder has sent the Subscription Notice to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of restrictions under the HSR Act, Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

         SECTION 2.3 Payment of Warrant Price; Net Issue Exercise.

           (a) Payment of the Warrant Price shall be made at the option of Holder by (i) cash, by check or by wire transfer or (ii) cancellation by Holder of indebtedness of Company to Holder; or (iii) any combination thereof.

           (b) In lieu of the payment methods set forth in Section 2.3(a) above, Holder may elect to exchange all or part of the Warrant for such number of shares of Warrant Stock as could be purchased with the difference between the Current Market Price and the Exercise Price for the amount of the Warrant being exchanged on the date of exchange. All references in this Warrant to an "exercise" of the Warrant shall include a net issue exercise pursuant to this
Section 2.3(b). If Holder elects to exchange all or part of the Warrant as provided in this Section 2.3(b), Holder shall tender to Company the Warrant, along with a Subscription Notice indicating Holder's election to exchange all or part of the Warrant and the amount being exchanged, and Company shall issue to Holder the number of shares of Warrant Stock computed using the following formula:

           X = Y(A-B)
               ------
                  A

         Where

           X = number of shares of Warrant Stock to be issued to Holder upon exercise;
           Y = total number of shares of Warrant Stock purchasable under the Warrant (or, if only a portion, the amount of Warrant Stock for which the Warrant is being exchanged);

           A = Current Market Price of one share of Warrant Stock; and

           B = Exercise Price (as adjusted to the date of such calculation).

         SECTION 2.4 Payment of Taxes.

           Company shall pay all expenses, taxes and other governmental charges with respect to the issue or delivery of the Warrant Stock. Company shall not be required, however, to pay any transfer tax or other similar charge imposed in connection with the issue of any certificate for shares of Warrant Stock in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of Company that no such tax or other charge is due.

         SECTION 2.5 Fractional Shares.

           Company shall not be required to issue a fractional share of Warrant Stock upon exercise of any Warrant. As to any fraction of a share which Holder of one or more Warrants would otherwise be entitled to purchase upon such exercise, Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Current Market Price per share of Warrant Stock on the date of exercise.

                                   ARTICLE III
                       TRANSFER, DIVISION AND COMBINATION

         SECTION 3.1 Transfer.

           Company shall register any Transfer of this Warrant and all rights hereunder, in whole or in part, on the books of Company to be maintained for such purpose, upon surrender by Holder of this Warrant at the principal office of Company referred to in Section 14.2, together with a duly executed written assignment of this Warrant substantially in the form of Exhibit B hereto and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Promptly following such surrender and, if required, such payment, Company shall at its expense execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

         SECTION 3.2 Division and Combination.

           This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Company, together with a duly executed written notice specifying the names and denominations in which new Warrants are to be issued. Subject to compliance with Section 3.1 as to any Transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         SECTION 3.3 Maintenance of Books.

           Company agrees to maintain, at its office referred to in Section 14.2, books for the registration of Transfer of the Warrants.

                                   ARTICLE IV
                                   ADJUSTMENTS

           The number of shares of Warrant Stock for which this Warrant is exercisable, and the Exercise Price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article IV. The adjustments to the Exercise Price and the number of Warrant Shares set forth in this Article IV shall be applicable to all triggering events specified therein that occur subsequently to June 21, 2000.

         SECTION 4.1 Stock Dividends, Stock Splits, Subdivisions and Combinations. If at any time Company shall:

           (a) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock,

           (b) subdivide or split its Outstanding shares of Common Stock into a larger number of shares of Common Stock, or

           (c) combine or reclassify its Outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, in each of cases (a), (b) and (c) above, (i) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Warrant Stock which a record holder of the same number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the occurrence of such event or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after such adjustment.

         SECTION 4.2 Dividends and Certain Other Distributions.

           If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or shall in any manner declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities, cash, debt or property or rights or warrants to subscribe for securities of Company or any of its Subsidiaries by way of dividend or spin-off or any other assets) on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in Section 4.1 and other than Permitted Distributions, then and in each such case, the Exercise Price to be in effect after such record date shall be determined by subtracting

(a) the fair value (determined as set forth in paragraphs (b) and (c) of the definition of "Weighted Average Purchase Price" in Article I) of such dividend or distribution per share of Common Stock from (b) the Exercise Price in effect immediately prior to such record date.

         SECTION 4.3 Repurchase of Shares of Common Stock by Company.

           If at any time Company or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Common Stock at a Weighted Average Purchase Price in excess of the Current Market Price as of the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the "Determination Date"), the Exercise Price in effect as of such Determination Date shall be reduced by multiplying such Exercise Price by a fraction, the numerator of which shall be (a) the product of (x) the number of shares of Common Stock Outstanding on such Determination Date and (y) the Current Market Price of the Common Stock on such Determination Date minus (b) the Aggregate Purchase Price of such repurchase and the denominator of which shall be the product of (i) the number of shares of Common Stock Outstanding on such Determination Date minus the number of shares of Common Stock repurchased by the Company or any subsidiary thereof in such repurchase and (ii) the Current Market Price of the Common Stock on such Determination Date. An adjustment made pursuant to this Section 4.3 shall become effective immediately after the effective date of such repurchase.

         SECTION 4.4 Issuance of Additional Shares of Common Stock.

           (a) If at any time Company shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances or as referred to in Section 4.1 or 4.2, for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then (i) the number of shares of Warrant Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction
(A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after such issuance or sale, and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration, if any, received by Company upon such issuance or sale would purchase at the then Current Market Price; and (ii) the Exercise Price as to the number of shares of Warrant Stock for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction (A) the numerator of which shall be the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to such issuance or sale; and (B) the denominator of which shall be the number of shares of Warrant Stock for which this Warrant is exercisable immediately after such issuance or sale.

           (b) The provisions of paragraph (a) of this Section 4.4 shall not apply to (i) any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or Section 4.2 or (ii) any issuance of any Additional Shares of Common Stock pursuant to any Convertible Security, if and only to the extent that such adjustment shall previously have been made upon the issuance of such Convertible Security pursuant to Section 4.5.

         SECTION 4.5 Issuance of Convertible Securities or Other Rights.

           (a) If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, other than Permitted Issuances or as referred to in Section 4.1 or 4.2, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share together with any consideration received by Company upon issuance of the Convertible Security, for which Common Stock is issuable upon the exercise of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such record, issuance or sale, then the number of shares of Warrant Stock and the Exercise Price shall be adjusted as provided in Section 4.4 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the issuance of such Convertible Securities or other rights.

           (b) On the repayment, expiration or termination of any Convertible Securities, the granting or issuance of which resulted in an adjustment under paragraph (a), the Exercise Price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such Convertible Securities been made upon the basis of the granting or issuance of only such Convertible Securities as were actually exercised, converted or exchanged for Common Stock prior to their repayment, expiration or termination.

         SECTION 4.6 Other Provisions Applicable to Adjustments under Article
IV.

           The following provisions shall be applicable to the making of adjustments of the number of shares of Warrant Stock for which this Warrant is exercisable and the Exercise Price provided for in this Article IV:

           (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any rights to acquire Convertible Securities shall be issued for cash consideration, the consideration received by Company therefor shall be the amount of the cash received by Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and subtracting any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be determined as set forth in paragraphs (b) and (c) of the definition of "Weighted Average Purchase Price" in Article I. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by Company for issuing such warrants or other rights plus the additional consideration payable to Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

           (b) When Adjustments to be Made. Except as otherwise provided, the adjustments required by this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur.

           (c) Fractional Interests. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

           (d) Rounding. In computing adjustments under this Article IV, figures may be rounded to the eighth decimal place.

           (e) When Adjustment Not Required. If Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         SECTION 4.7 Organic Change.

           In case of any Organic Change, Holder shall have the right thereafter to receive, upon exercise of the Warrant and at its option, in lieu of the Warrant Stock issuable upon such exercise prior to consummation of such Organic Change, the kind and amount of shares of stock, other securities, cash and property receivable (including cash, and including any right to select the consideration so receivable) upon the consummation of such Organic Change by a holder of that number of shares of Warrant Stock into which the Warrant was exercisable immediately prior to such Organic Change (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Organic Change), assuming such holder of Common Stock is not a Person with which Company consolidated or into which Company merged or which merged into Company or to which such sale or transfer was made, as the case may be, or an affiliate of such a Person. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Article IV shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property. In case of any Organic Change, the successor or acquiring corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of Warrant Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. The foregoing provisions of this
Section 4.7 shall similarly apply to successive Organic Changes.

                                    ARTICLE V
                           NOTICES TO WARRANT HOLDERS

         SECTION 5.1 Notice of Adjustments.

           Whenever an adjustment to this Warrant is made pursuant to Article IV, Company shall promptly deliver to Holder (by facsimile and by either first class mail, postage prepaid or overnight delivery) a certificate executed by the chief financial officer or chief accounting officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Warrant Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.7) describing the number and kind of any other shares of stock or other securities or property for which this Warrant is exercisable, and any change in Exercise Price, after giving effect to such adjustment or change. Company shall keep at the office or agency designated pursuant to
Section 14.2 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof. Any adjustment to this Warrant pursuant to Article IV shall be automatic and shall occur without any action on the part of Company or Holder, and any failure by Company to comply with the terms of this Section 5.1 (including any error made by Company in the calculations described above) shall have no effect on such automatic adjustment. Notwithstanding any other provision of this Section 5.1, Holder shall retain the right to contest the adjustment calculations provided by Company described above, and such calculations shall not be entitled to any presumption of accuracy in any case, action or other proceeding to determine the actual amount of adjustment required by Article IV.

         SECTION 5.2 Notice of Corporate Action.

           If at any time:

           (a) Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right;

           (b) there shall be approved by the Board any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, including without limitation any such event constituting an Organic Change; or

           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then Company shall give to Holder (i) in the case of any event described in (a) above, at least fifteen (15) days' prior written notice of the date on which a record date shall be selected in respect of such event and (ii) in the case of any event described in (b) or (c) above, at least thirty (30) days' prior written notice of the date when such event shall take place. Such notice shall also specify (i) the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

                                   ARTICLE VI
                                  NO IMPAIRMENT

           Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith promptly assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will promptly take all such action as may be necessary or appropriate in order that Company may upon the exercise of this Warrant validly and legally issue fully paid and nonassessable shares of Common Stock that are not subject to preemptive rights, including taking such action as is necessary for the Exercise Price to be not less than the par value of the shares of Common Stock issuable upon exercise of this Warrant. Company will promptly obtain all such authorizations, exemptions or consents from any Governmental Authority having jurisdiction thereof, or any other Person, as may be necessary to enable Company to perform its obligations under this Warrant. Without limiting the foregoing, Company will cooperate with Holder in making, and promptly make, any filings under the HSR Act or any other law required in order to perform its obligations under this Warrant or required to permit Holder to exercise this Warrant.

                                   ARTICLE VII
                  RESERVATION AND AUTHORIZATION OF COMMON STOCK

           From and after the date of this Warrant, Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Warrant Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable, and free from all preemptive rights, restrictions on transfer, taxes, liens, charges and security interests.

                                  ARTICLE VIII

              TAKING OF RECORD; STOCK AND WARRANT TRANSFER OF BOOKS

           In the case of all dividends or other distributions by Company to the holders of its Common Stock with respect to which any provision of Article IV refers to the taking of a record of such holders, Company will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or Warrant transfer books so as to prevent or delay the exercise or transfer of any Warrant.

                                   ARTICLE IX
                     RESTRICTIONS ON TRANSFER; REGISTRATION

         SECTION 9.1 Restrictive Legends.

           (a) Except as otherwise provided in this Article IX, each certificate for Common Stock initially issued upon the exercise of this Warrant, and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT OR THE RULES AND REGULATIONS THEREUNDER."

           (b) Except as otherwise provided in this Article IX, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE

               TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT."

         SECTION 9.2 Notice of Proposed Transfers.

           Prior to or promptly following any Transfer of any Warrants or any shares of restricted Warrant Stock, the holder of such Warrants or restricted Warrant Stock shall give written notice to Company of such Transfer. Each certificate, if any, evidencing such shares of restricted Warrant Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of counsel to such holder such legend is not required in order to ensure compliance with the Securities Act.

         SECTION 9.3 Termination of Restrictions.

           The restrictions and requirements imposed by Sections 9.1 and 9.2 shall terminate as to any particular Warrant or share of Warrant Stock (a) when and so long as such security shall have been effectively registered under the Securities Act, (b) when Company shall have received an opinion of counsel (which may be Holder's inside corporate counsel) that such security may be transferred without registration thereof under the Securities Act or (c) a sale of such security is made pursuant to SEC Rule 144. Whenever the restrictions imposed by Sections 9.1 and 9.2 shall terminate as to this Warrant, as hereinabove provided, Holder shall be entitled to receive from Company, at the expense of Company, a new Warrant without the restrictive legend set forth in
Section 9.1(b). Whenever the restrictions imposed by Sections 9.1 and 9.2 shall terminate as to any share of Warrant Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at the expense of Company, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

         SECTION 9.4 Registration Statement.

           Upon Holder's exercise of the Warrant, Company shall issue the Warrant Stock (in the amount specified in the Exercise Notice) pursuant to the Registration Statement. To ensure that Company can issue such Warrant Stock pursuant to the Registration Statement without violation of the Securities Act, and that Holder, upon exercise of the Warrant, shall receive Common Stock that is registered under the Securities Act and subject to no restrictions on transfer whatever, Company shall, upon effectiveness of the Registration Statement and for so long as the Warrant shall remain exercisable:

           (a) use its best efforts to keep the Registration Statement continuously effective and provide all requisite financial statements. Upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (i) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for an exercise of the Warrant, the Company shall promptly file an appropriate amendment to the Registration Statement curing such defect, and, if SEC review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable;

           (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution set forth in such Registration Statement or supplement to the Prospectus;

           (c) advise Holder promptly and, if requested by Holder, confirm such advice in writing, (i) when any Prospectus supplement or post-effective amendment has been filed, and, with respect to any successor Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Warrant or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Warrant or the Common Stock under state securities or Blue Sky laws, Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time or, failing that, to promptly file another Registration Statement covering the Warrant Stock; in the event of an event or circumstance of the kind described in clause (iv) above, Company shall use its best efforts to cure such inaccuracy at the earliest possible time, and in any event within 90 days of the occurrence of such event or circumstance;

           (d) subject to paragraph (a) above, if any fact or event contemplated by paragraph (c)(iii) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to Holder, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (e) furnish to Holder in connection with each exercise of the Warrant, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

           (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and

           (g) provide promptly to Holder, upon request, each document filed with the SEC pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         SECTION 9.5 Suspension Notice.

           Holder agrees by acquisition of the Warrant that, upon receipt of the notice referred to in Section 9.4(c)(iii) or any notice from the Company of the existence of any fact of the kind described in Section 9.4(c)(iv) hereof (in each case, a "Suspension Notice"), Holder shall refrain from exercising the Warrant, other than through a net issue exercise pursuant to Section 2.3(b) if the Warrant is not a "restricted security" under SEC Rule 144, until (i) Holder has received copies of the supplemented or amended Prospectus contemplated by clause 9.4(d) hereof, or (ii) Holder is advised in writing by Company that the Prospectus is again accurate in all material respects, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"); provided that Company shall deliver not more than one Suspension Notice during any given 365-day period; and provided further that Company shall not permit more than 90 days to elapse from the date of delivery of any Suspension Notice to the Recommencement Date revoking such Suspension Notice.

         SECTION 9.6 Expenses.

           All costs, fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by Company, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Common Stock to be issued upon exercise of the Warrant and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for Company; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

           Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by Company.

         SECTION 9.7 Obtaining Stock Exchange Listings.

           Company shall from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrant, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

                                    ARTICLE X
                              SUPPLYING INFORMATION

           Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the SEC or any other governmental entity in connection with any Warrant or share of Warrant Stock. Company shall also supply such information as may be reasonably necessary for Holder to comply with tax and other applicable laws and applicable accounting standards. Holder shall cooperate with Company in supplying such information as may be reasonably necessary for Company to comply with its obligations hereunder.

                                   ARTICLE XI
                               LOSS OR MUTILATION

           Upon receipt by Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of General Electric Company or any of its Affiliates shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Company shall execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

                                   ARTICLE XII
                 NO STOCKHOLDER RIGHTS; LIMITATION OF LIABILITY

           No provision hereof shall be deemed to impose any rights or obligations upon Holder as a stockholder in Company prior to Holder's exercise of this Warrant and the issuance to Holder of Warrant Shares. Without limiting the foregoing, no provision hereof and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Warrant Stock or as a stockholder of Company, whether such liability is asserted by Company, by creditors of Company or by any third party.

                                  ARTICLE XIII
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

           Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Article XIII are true and correct (a) as of June 28, 2000 and (b) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

         SECTION 13.1 Corporate Organization and Authority.

           Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is material to Company's business, financial condition or results of operations.

         SECTION 13.2 Corporate Power.

           Company has all requisite legal and corporate power and authority to execute, issue and deliver the Warrant, to issue the Common Stock issuable upon exercise or conversion of the Warrant, and to carry out and perform its obligations under the terms of the Warrant.

         SECTION 13.3 Authorization; Enforceability.

           All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of the Warrant and the Warrant Stock issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

         SECTION 13.4 Valid Issuance of Warrant and Warrant Stock.

           The Warrant has been duly and validly issued and is free of restrictions on transfer. The Warrant Stock issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will, when issued, be free of any restrictions on transfer. The issuance and delivery of the Warrant and the Warrant Stock issuable upon conversion of the Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances.

         SECTION 13.5 No Conflict with Other Instruments.

           The execution, delivery, and performance of this Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (a) any provision of Company's Certificate of Incorporation or by-laws; (b) any provision of any judgment, decree, or order to which Company is a party or by which it is bound or an event which results in the creation of any material lien, charge or encumbrance upon any material assets of Company; (c) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (d) any statute, rule, or governmental regulation applicable to Company.

         SECTION 13.6 Capitalization.

           The authorized capital stock of Company consists of 1,000,000,000 shares of Common Stock, of which 325,258,309 were issued and outstanding, and 20,000,000 shares of Preferred Stock, of which 2,617,631 shares of Series F Common-Linked Convertible Preferred Stock were issued and outstanding. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully paid and nonassessable. Company has reserved 31,200,000 shares of Common Stock for issuance upon conversion of the Series F Common-Linked Convertible Preferred Stock. Company has reserved 48,608,413 shares of Common Stock for issuance upon the conversion of its currently outstanding Convertible Securities (excluding the Series F Preferred Stock). Company is currently authorized to issue options on up to an additional 36,991,661 shares of Common Stock to its employees and directors under its 1994 Stock and Incentive Plan and the 1997 Non-qualified Stock Option Plan. Except as set forth herein, there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or Convertible Securities of Company, nor has the issuance of any of the aforesaid rights to acquire securities of Company been authorized. The outstanding shares of the capital stock of Company are duly and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding securities of Company have been issued in compliance with the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom. The share figures in this Section 13.6 do not include options on 10,000,000 shares of Common Stock and 3,200,000 shares of restricted Common Stock currently issuable to Mr. Wendt.

         SECTION 13.7 Governmental Consents.

           No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Company is required in connection with the offer, sale or issuance of the Warrant (and the Warrant Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby, except for the following: (a) the filing of a prospectus supplement to the Registration Statement in accordance with Rule 424(b) under the Securities Act; b) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefore; and (c) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         SECTION 13.8 Company SEC Reports.

           Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1999 through the date of this Agreement. As of the respective dates they were filed, (i) the forms, reports and documents filed by Company since January 1, 2000 (collectively, the "Company SEC Reports") were prepared, and all forms, reports and documents filed with the SEC after this Agreement and prior to the Expiration Date will be prepared, in all



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



material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Expiration Date contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.1 Nonwaiver and Expenses.

           No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for under this Warrant, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         SECTION 14.2 Notices.

           All notices and communications to be given or made under this Warrant shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:

           (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose and any other address sent by such Holder to Company in compliance with this Section 14.2.

            (b) If to Company at

             Conseco, Inc.
             11825 North Pennsylvania Street
             Carmel, Indiana  46032
             Facsimile:  (317) 817-6327
             Attn:  General Counsel

Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or delivered by air courier, or three Business Days after the same shall have been deposited, appropriate postage prepaid, in the United States mail.



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




         SECTION 14.3 Successors and Assigns.

           Subject to the provisions of Section 3.1 and Article IX, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder. No other Person shall have any right, benefit or obligation under this Warrant.

         SECTION 14.4 Amendment.

           No amendment or waiver of any provision of this Warrant or any other Warrant shall be effective without the written consent of Company and all Holders.

         SECTION 14.5 Severability.

           If one or more provisions of this Warrant are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties' intent to the maximum extent, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

         SECTION 14.6 Section and Other Headings.

           The section and headings contained in this Warrant are for the convenience only and shall not affect the meaning or interpretation of this Warrant.

         SECTION 14.7 Governing Law.

           This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of law principles of such state.

         SECTION 14.8 Remedies.

           Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.



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




         SECTION 14.9 Counterparts.

           For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.


                         [SIGNATURES BEGIN ON NEXT PAGE]















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             IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.

Dated: September 5, 2000

                                  CONSECO, INC.

                                  /s/ Gary C. Wendt
                                  ----------------------------------------------
                                  Name:  Gary C. Wendt
                                  Title: Chairman and Chief Executive Officer


                                  In presence of


                                  /s/ David K. Herzog
                                  ----------------------------------------------
                                  Name:  David K. Herzog
                                  Title: Executive Vice President, General
                                             Counsel and Secretary







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







                                    EXHIBIT A
                                SUBSCRIPTION FORM
                 [To be executed only upon exercise of Warrant]

             The undersigned registered owner of this Warrant No. ___ irrevocably exercises the attached Warrant for the purchase of ______ Shares of Common Stock of CONSECO, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant (including without limitation the conditions set forth in Section 2.1 hereof relating to required regulatory approvals) and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise, including any cash in lieu of fractional shares) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

             [___] The undersigned shall tender payment in the following form:_______________________.


             [____] The undersigned hereby elects the net issue exercise option pursuant to Section 2.3(b) of the Warrant, and accordingly requests delivery of a net of ___________ shares of Common Stock.


                                  ----------------------------------------------
                                  (Name of Registered Owner)

                                  By: ____________________________
                                  Name:
                                  Title:


                                  ----------------------------------------------
                                  (Street Address)


                                  ----------------------------------------------
                                  (City)     (State)              (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B
                                 ASSIGNMENT FORM

             FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant No. ___ hereby sells, assigns and transfers unto the Assignee named below the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


Name and Address of Assignee           No.  of Shares of Common Stock
---- --- ------- -- --------           ---  -- ------ -- ------ -----



and does hereby irrevocably constitute and appoint ___________________________ attorney-in-fact to register such transfer on the books of CONSECO, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________ Print Name:___________________

                                       By:__________________________
                                       Name:
                                       Title:

                                       Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.





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